UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 10, 2006, Focus Enhancements, Inc. (“Focus”) filed an 8-K attaching a press release discussing its results of operations for the three and six months ended June 30, 2006. Following the dissemination of the press release, Focus noted that a reclassification was necessary between two line items of its condensed, consolidated statement of operations for the three and six months ended June 30, 2006.  A revised condensed consolidated statements of operations reflecting these changes is attached hereto.  The changes are as follows (dollars in thousands):  (A) For the three and six months ended June 30, 2006, “Sales, marketing and support expenses” were $2,548 and $4,622 rather than $2,757 and $4,831, respectively; and (B) For the three and six months ended June 30, 2006, “General and administrative expenses” were $1,065 and $1,980 rather than $856 and $1,771, respectively. There were no changes to total “Operating expenses” or “Net loss” for each reported period. A revised Condensed Consolidated Statements of Operations is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Form 8-K.

Item 8.01. Other Events

The information contained in Item 2.02 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

99.1	Revised Condensed Consolidated Statements of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: August 14, 2006,	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	Exec. VP of Finance and CFO